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Hennessy Advisors, Inc.
750 Grant Avenue, Suite 100
Novato, CA 94945
                                                              News Release
February 27, 2004

Contact Name: Terry Nilsen                           FOR IMMEDIATE RELEASE
Contact Phone: 415-899-1555
Contact Fax: 415-899-1559


               HENNESSY ADVISORS ACQUIRES ASSETS UNDER MANAGEMENT
                           OF LINDNER ASSET MANAGEMENT

Novato, CA - Hennessy Advisors, Inc. (OTCB:HNNA) Shareholders of four mutual funds of Lindner Asset Management, Inc., based in Deerfield, Illinois, voted to approve the mergers between the Lindner Funds and the Hennessy Funds. The Lindner Funds Board of Directors had unanimously recommended approval of the mergers. Hennessy Advisors, Inc. acquired the assets under management of the Lindner Small-Cap Growth, Lindner Communications, Lindner Growth & Income and Lindner Large-Cap Growth Funds. Today the assets of those funds were transferred into existing Hennessy mutual funds. Shareholder approval to acquire the Lindner Market Neutral Fund is still pending.

The four acquired Lindner Funds have approximately 25,000 shareholders and net assets of $291 million. Including assets from this acquisition, Hennessy Advisors, Inc. manages assets totaling $1.34 billion. "We want to welcome the Lindner shareholders to the Hennessy family of funds and thank them for their strong vote of confidence in us," said Neil J. Hennessy, president, chairman and CEO of Hennessy Advisors, Inc. Hennessy attributes the overwhelmingly positive vote to strong fund performance and a highly disciplined management style that puts shareholders first. "Our funds are built on solid, strategic investment formulas and have produced strong results for our clients," he added. "We believe in serving shareholders with honesty and integrity, and we are committed to managing our funds in the sole interest of our long-term investors."

Each of the Hennessy Funds has stronger long-term performance than the corresponding Lindner Fund. And, Hennessy Funds is able to offer lower expense ratios than Lindner on three funds, while maintaining the same expense ratio as Lindner on one fund. Lindner shareholders will not be subject to any sales charges as a result of this transaction and should not experience any adverse tax consequences.

"This agreement, like any that we pursue, had to benefit existing shareholders of Hennessy Funds and Hennessy Advisors, as well as Lindner shareholders," Hennessy commented. Many existing Hennessy Funds shareholders will see a reduction in expenses. The expense ratio will decrease an estimated 17% for the Cornerstone Value Fund and an estimated 35% for the Hennessy Total Return Fund due to the increased asset size of these two funds after the Lindner acquisition. "We are happy to pass on savings and roll back expenses for existing Hennessy shareholders as a result of the Lindner acquisition," he added.


About Hennessy Advisors
-----------------------
Hennessy Advisors manages the Hennessy Funds, a family of five no-load mutual funds, satisfying a variety of investment objectives and risk tolerance levels. Each of the Hennessy Funds employs a unique mutual fund money management approach combining superb, time-tested stock selection formulas with unwavering discipline and consistency. The company manages the Hennessy Cornerstone Growth Fund (HFCGX), the Hennessy Cornerstone Value Fund (HFCVX), the Hennessy Total Return Fund (HDOGX), the Hennessy Balanced Fund (HBFBX) and the Hennessy Focus 30 Fund (HFTFX).

                                  - Continued -

Supplemental Information
------------------------
Nothing in this press release shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. For more complete information about the Hennessy Funds, including risks, fees and expenses, call 800-966-4354 to obtain a free prospectus. Read it carefully before investing. While the Hennessy Funds are no-load, management fees and other expenses apply. Please see the attached page for important disclosure information. The distributor for the Hennessy Funds is Quasar Distributors, LLC.


Forward-Looking Statements
--------------------------
Statements in this press release regarding Hennessy Advisors, Inc.'s business that are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other important factors that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These risks, uncertainties and other important factors are described in more detail in the "Risk Factors" section of the company's annual report on Form 10-KSB for the fiscal year ended September 30, 2003, filed with the U.S. Securities and Exchange Commission, including, without limitation, the "Risk Factors" section of Management's Discussion and Analysis and Results of Operations. The following factors could affect the actual results of the company:
        o Lindner shareholders may increase redemptions as a result of the change in investment advisors.
        o Continuing volatility in the equity markets may cause the levels of assets under management to fluctuate significantly.
        o Weak market conditions may lower assets under management and reduce the company's revenues and income.

About the Hennessy Funds-Lindner Funds Reorganization

Your Lindner Funds investment has been transferred into one of the Hennessy Funds, as follows:

Lindner Large-Cap Growth Fund       ->      Hennessy Total Return Fund
The Hennessy Total Return Fund seeks a combination of capital appreciation and current income by investing 75% of assets in the 10 top yielding Dow Jones Industrial Average stocks ("Dogs of the Dow"), but limits exposure to market risk and volatility by investing 25% of assets in one-year Treasury securities.

Average Annual Returns as of 12/31/03

                                       1 Year         3 Year          5 Year       Since Inception     Expense Ratio
                                       ------         ------          ------       ---------------     -------------
                                                                                      (7/29/98)
Hennessy Total Return                  +22.57%        +3.74%          +3.96%           +3.68%             1.25%**
Lindner Large-Cap Growth               +27.63%        -12.94%         -9.01%           -9.99%             1.35%


** Net of interest expense, which is estimated to be 0.38% annually.

Lindner Growth and Income Fund      ->      Hennessy Cornerstone Value Fund
The Hennessy Cornerstone Value Fund seeks total return, consisting of both capital appreciation and current income by investing in large, dividend yielding companies.

Average Annual Returns as of 12/31/03

                                       1 Year         3 Year          5 Year       Since Inception     Expense Ratio
                                       ------         ------          ------       ---------------     -------------
                                                                                      (11/1/96)
Hennessy Cornerstone Value             +28.39%        +4.75%          +5.79%           +7.08%              1.25%
Lindner Growth and Income              +26.01%        -0.70%          -0.07%           +1.74%              1.25%

Lindner Small-Cap Growth Fund and Lindner Communications Fund -> Hennessy Cornerstone Growth Fund The Hennessy Cornerstone Growth Fund seeks long-term growth of capital by selecting primarily small-cap stocks we believe to be undervalued. As new growth trends emerge in certain sectors, the Cornerstone Growth stock selection formula will identify high-growth sectors to be included in the portfolio.

Average Annual Returns as of 12/31/03

                                       1 Year         3 Year          5 Year       Since Inception     Expense Ratio
                                       ------         ------          ------       ---------------     -------------
                                                                                      (11/1/96)
Hennessy Cornerstone Growth            +45.82%        +15.93%        +17.71%           +17.10%             1.27%
Lindner Small-Cap Growth               +41.52%        -7.03%          -1.31%           +2.93%              1.50%

Lindner Communications                 +39.06%        -16.00%         -4.99%           -1.50%              1.55%

Past performance does not guarantee future results. The performance returns assume all dividends and capital gains were reinvested in the Funds. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The performance returns for each of the Lindner Funds and for the Hennessy Total Return Fund reflect a fee waiver in effect; in the absence of such waiver returns would be reduced.

For the Cornerstone Value and Cornerstone Growth Funds, small and medium-capitalization companies tend to have limited liquidity and greater price volatility that large-capitalization companies. Investments in foreign securities involve greater volatility and political, economic and currency risk and differences in accounting methods. The Hennessy Total Return Fund is non-diversified, meaning it may concentrate its assets in fewer individual holdings than a diversified fund, making it more exposed to individual stock volatility that a diversified fund.

For more complete information about the Hennessy Funds, including risks, fees and expenses, please call 1-800-966-4354 or visit www.hennessyfunds.com for a free prospectus. Please read it carefully before investing.

Quasar Distributors, LLC, Distributor.                                     2/04